Exhibit 21.1
Terra Property Trust, Inc.
Subsidiaries

Subsidiaries	Jurisdiction of formation
Terra Ocean Ave, LLC	New York
Terra Ocean Ave, LLC	Delaware
Terra Driggs, LLC	Delaware
Terra Harlem Member, LLC	Delaware
Terra 370 Lex LLC	Delaware
Terra Income Fund 6, LLC	Delaware
Terra Mortgage Capital I, LLC	Delaware
Terra Mortgage Portfolio I, LLC	Delaware
Terra Lakeside Development, LLC	Delaware
Terra LOC Portfolio I, LLC	Delaware
Terra Walnut Development, LLC	Delaware
Terra Palm Springs, LLC	Delaware
Terra University Park Mortgage, LLC	Delaware
Terra Mortgage Capital II, LLC	Delaware
Terra Mortgage Portfolio II, LLC	Delaware
Terra Mortgage Capital III, LLC	Delaware
Terra Mortgage Portfolio III, LLC	Delaware
TPT Special Subsidiary, LLC	Delaware
Terra Special Subsidiary LLC	Delaware
Terra Industrial, LLC	Delaware
Asano Bankers Hill LLC	Delaware
Mavik Asano LLC	Delaware
Terra Astoria Pref, LLC	Delaware
Mavik Ann Street Prf II LLC	Delaware
MCM Maxx, LLC	Delaware
Terra Larkin Development LLC	Delaware
Terra DFW Industrial Portfolio, LLC	Delaware
DFW Industrial Portfolio Holdings, LLC	Delaware
Terra East Dallas Industrial LLC	Delaware
Dallas - Big Town Owner, LLC	Delaware
Dallas - Oakland Owner, LLC	Delaware
Dallas - US Hwy 80 Owner, LLC	Delaware
Dallas - 11221 Pagemill Owner, LLC	Delaware
Dallas - 11333 Pagemill Owner, LLC	Delaware
Howell Lendco LLC	Delaware
Royaltree Lendco LLC	Delaware
Blue Spruce Lendco, LLC	Delaware
Le Creuset LLC	Delaware
New Walnut Member LLC	Delaware
Hillsborough Bay LLC	Delaware